Exhibit 99.1

           FLEETWOOD VOLUNTARILY WITHDRAWS FROM NYSE ARCA

Riverside, Calif., December 14, 2006 - Fleetwood Enterprises, Inc. (NYSE:FLE) announced today that it plans to voluntarily withdraw its common stock from listing on NYSE Arca, Inc., formerly the Pacific Stock Exchange. The Company's securities will continue to be listed on the New York Stock Exchange.

The decision to voluntarily withdraw listing from NYSE Arca, Inc. was made as a cost-saving measure and to eliminate duplicative administrative requirements inherent with dual listings. The Company's stock will continue to trade on NYSE Arca on an unlisted trading privilege basis.


About Fleetwood
Fleetwood Enterprises, Inc., through its subsidiaries, is a leading producer of recreational vehicles and manufactured homes. This Fortune 1000 company, headquartered in Riverside, Calif., is dedicated to providing quality, innovative products that offer exceptional value to its customers. Fleetwood operates facilities strategically located throughout the nation, including recreational vehicle, manufactured housing and supply subsidiary plants. For more information, visit the Company's website at www.fleetwood.com.


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